Town of Clarkdale

Post Office Box 308
Clarkdale, AZ 86324
Telephone: (928) 639-2400
Fax: (928) 639-2409

March 26, 2009

Clarkdale Minerals, L.L.C.
Attn: Tom Piccioli
500 Luke Lane
Clarkdale, AZ 86324

Subject: Conformed Copy of Development Agreement

Dear Mr. Piccioli,

The following document is enclosed for your information.

January 9, 2009
Development Agreement with Clarkdale Minerals, LLC

This is a conformed copy of the agreement that was recorded in Yavapai County Verde Valley Recorders Office on March 26, 2009. Ms. Sherry Bailey had requested that this copy be mailed to you.

If there are any questions please let me know.

Sincerely,

Walt Good

Walt Good
Deputy Town Clerk

WHEN RECORDED, RETURN TO:

Town of Clarkdale
Attn: Town Clerk
P.O. Box 308
Clarkdale, Arizona 86324

THIS IS A CONFORMED COPY OF INSTRUMENT
RECORDED ON DATE 3-26-09 TIME 10:13
IN BOOK 4657 PAGE 656
ANA WAYMAN-TRUJILLO, RECORDER
DEPUTY

DEVELOPMENT AGREEMENT

CLARKDALE MINERALS, LLC

TOWN OF CLARKDALE
INFRASTRUCTURE EXTENSION AGREEMENT
(CLARKDALE MINERALS, LLC)

THIS DEVELOPMENT AGREEMENT (the "**Agreement**") is entered into pursuant to Arizona Revised Statutes § 9-500.05 as of the 9TH day of January, 2009, by and between CLARKDALE MINERALS, LLC, a Nevada limited liability company ("**Developer**") and the TOWN OF CLARKDALE, a municipal corporation of the State of Arizona (the "**Town**").

RECITALS

WHEREAS the Developer is the owner of the real property more particularly described by the legal description, as set forth on Exhibit C (the "Property"). For purposes of this Agreement, Parcel Numbers 400-02-004j, 400-02-004h, 400-01-007f, 400-05-017h, are referred to herein as the "**Smelter Site**" Industrial Parcels

WHEREAS, the Town of Clarkdale desires to facilitate private sector investment and participation in the development of the town's transportation system through a development agreement which stipulates the requirements for all parties, and provides for the reservation or dedication of land for public purposes. The Town also desires to provide for the phasing or time of construction or development on the subject Property, as set forth in this Agreement.

WHEREAS, the parties agree that this Agreement will facilitate the development of the Property and provide needed infrastructure to the Property and the region, by establishing: (i) conditions and requirements for the design, construction and installation of the infrastructure; and (ii) the Town's assurances to Developer in conjunction with the development of the Property.

WHEREAS, the Developer and the Town acknowledge that the development of an Industrial Collector Road (pursuant to this Agreement), will result in significant benefits to the Town. Those benefits include, among other things, improving transportation infrastructure in the industrial zoned area within the Town for future development; and facilitating the future development of the Property owned by the Developer. Developer and the Town acknowledge that the development of the Industrial Collector Road in stages by Developer, will result in significant benefits to Developer, including: (a) Developer having the capability to transport supplies, equipment and products from the Property efficiently; and (b) meeting the stipulations of both the Conditional Use Permit 2003-4 on April 13, 2004 and the Site Plan Review stipulations of 2005-23 on April 28, 2005.

WHEREAS, the Developer and the Town acknowledge that Developer has incurred significant costs and expenses and will continue to incur substantial expenses in reliance on this Agreement. Therefore, Developer requires certain assurances and protections of rights in order that Developer will be allowed to complete the development of the Property in stages, over the term of years set forth in this Agreement, and provide for the development of a Specific Plan for

each stage. Likewise, the Town requires assurances from Developer that the development of the Property will comply with the terms and conditions of this Agreement.

WHEREAS, the Town and the Developer agree "**Stage One**" shall mean all development activities related to the Smelter Site and the Industrial Parcels; "**Stage Two**" shall mean all development activities related to the remaining developable property owned by Clarkdale Minerals, LLC.

WHEREAS, the Developer has agreed to extend to August 25, 2014, the lease for the Restricted Access Landscape Irrigation Site as seen in **Exhibit D**.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions, it is agreed as follows:

Section 1. Incorporation of Documents and Recitals. All documents and exhibits referred to in this agreement are hereby incorporated by reference into this agreement, and the recitals stated above are hereby incorporated by reference into this agreement.

3. **APPLICABLE LAW.**

3.1 Whenever reference is made in this Agreement to ordinances, rules, regulations, permit requirements, and other requirements and/or official policies of the Town (the "**Rules**") applicable to and governing the development of the Industrial Collector Road, this Paragraph 3 shall define those Rules. Except as otherwise provided in this Agreement, the Rules governing the development of the Road shall be those Rules that are existing and in force for the Town as of the date of approval of this Agreement by the Town Council ("**Applicable Rules**"). Except as otherwise expressly provided in this Agreement, the Town shall not impose or enact any additional Rules other than the Applicable Rules, or any zoning exactions, or dedications applicable to or governing development of the Industrial Collector Road , including Rules that would change, alter, impair, prevent, diminish, delay or otherwise impact the development or use of the Industrial Collector Road , including by way of example and not limitation: any limitation on the conditioning, rate, timing, or sequencing of development of the Property, whether affecting parcel mapping, building permits, occupancy permits or other entitlements to land use issued or granted by the Town.

3.2 Notwithstanding the provisions of Section 3.1 above, the Town may enact the following provisions, and take the following actions, which shall be applicable to and binding on the development of the Property:

3.2.1 Future Rules that are applicable to all similarly-zoned property in

the Town and not contrary to the Applicable Rules, provided that such Rules shall not impair Developer's ability to develop the Industrial Collector Road in the manner provided in this Agreement;

3.2.2 Other Rules that the Developer may agree in writing apply to the development of the Industrial Collector Road;

3.2.3 Future Rules enacted as necessary to comply with mandatory requirements imposed on the Town by county, state or federal laws and regulations, court decisions, and other similar superior external authorities beyond the control of the Town, provided that in the event any such mandatory requirement prevents or precludes compliance with this Agreement, if permitted by law, such affected provision of this Agreement shall be modified as may be necessary to achieve minimum permissible compliance with such mandatory requirements;

3.2.4 Future generally applicable Rules necessary to alleviate legitimate severe threats to public health and safety, in which event any such Rules imposed in an effort to contain or alleviate such a legitimate severe threat to public health and safety shall be the most minimal and the least intrusive alternative practicable and, except in a bona fide emergency, may be imposed only after public hearing and comment and shall not, in any event, be imposed arbitrarily or in a discriminatory fashion;

3.2.5 Future updates of, and amendments to, existing building, plumbing, mechanical, electrical, dangerous buildings, drainage, and similar construction and safety-related codes, such as the Uniform Building Code, which updates and amendments are generated by a nationally recognized construction/safety organization, such as the International Conference of Building Officials, or by the county, state or federal governments, provided such code updates and amendments shall be applied in the most minimal and least intrusive manner that is practicable under the circumstances;

3.2.6 Amendments to such construction and safety codes generated by the Town for the purposes of conforming such codes to the conditions generally existing in the Town, provided that such code amendments shall be applied in the most minimal and least intrusive manner that is practicable under the circumstances; and

3.2.7 Future imposition of filing fees, plan review fees, permit fees, and building fees, or modifications to such existing fees, so long as such fees are imposed or charged by the Town to all similarly situated persons and entities and are directly related to the cost of services performed by Town.

3.3 Notwithstanding any other provision of this Agreement, the Town shall not enact or otherwise seek to enforce any condition imposing any limitation on the use of the Industrial Collector Road by Developer other than those requirements specific to a dedicated public road by state law and local ordinance..

3.4 Nothing in this Agreement shall be interpreted as relieving Developer of any obligations that it may have with respect to laws and regulations enacted by the Federal government or the State of Arizona that apply to the Property. Nothing in this Agreement shall alter or diminish the Town's authority to exercise its eminent domain powers. In no event shall the Town require Developer to waive a development right as a condition of development approval or issuance of a permit, without the express written consent of Developer.

3.5 This Agreement is entered into pursuant to the authority of the Town, as provided by A.R.S. 9-500.05. This Agreement is in conformity with the Town's General Plan.

4. **DEVELOPMENT APPROVAL**. Developer has designed, and agrees to construct the Industrial Collector Road in accordance with the "Broadway Extension Road Alignment" set forth in **Exhibit A**, and in accordance with the "Broadway Extension Design Standards" set forth in **Exhibit B** . Subject to the time frames set forth in this Agreement, the construction of the Industrial Collector Road in accordance with the Broadway Extension Design Standards shall be a requirement of Stage One development. A requirement of Stage Two development shall be the design and construction of the industrial collector road to thirty-six feet in width, curb and gutter, and a hard surfaced pathway along the Industrial Collector road , to be accomplished within ten [10] years of the start of Stage One.

5. **RIGHTS RUN WITH THE LAND**. The rights and obligations established under this Agreement and the Development Plan are not personal rights but attach to and run with the Property, and all such rights, covenants and conditions shall survive the Termination of this Agreement as defined in Paragraph 6 below. Upon the **"Effective Date"** of this Agreement as established in Paragraph 14.27, Developer and its successors are entitled to exercise the rights granted pursuant to this Agreement. This Agreement shall be interpreted and construed so as to preserve any vested and/or estoppel rights respecting Developer and/or the Property already existing under applicable law. Upon Developer obtaining in writing from its successors for delivery to the Town, such successor's acknowledgment and acceptance of this Agreement, and such successor's agreement to comply with the obligations contained in this Agreement, Developer shall be released from all future liability and shall be liable only for performance of Developer's obligations under this Agreement during the period Developer owns the Property.

6. **TERMINATION. Upon Completion Date**. This Agreement terminates on the **"Completion Date"** as defined in Paragraph 14 below, subject to the exceptions established in Paragraph 14 of this Agreement.

7. **COMPLIANCE AND MODIFICATIONS.** The development of the Property shall be in accordance with this Agreement unless otherwise amended pursuant to Paragraph 3, **"Applicable Law."**

8. **INFRASTRUCTURE DESIGN CONCEPTS**. The Town design standards, requirements and specifications as contained in the Town regulations and Maricopa Association of Government standards adopted by the Town (**"Design Standards and Specifications"**), in existence as of the date on which this Agreement is approved by the Common Council, and any exceptions or variances specifically described in the Agreement, or such exceptions and variances as may be granted by the Town or in this Agreement, shall be the standard used for

infrastructure requirements. These Design Standards and Specifications shall include, but not be limited to, materials specifications for infrastructure improvements currently part of the Design Standards and Specifications. Developer and the Town acknowledge that amendments to the plans for the infrastructure and/or the Design Standards and Specifications may be necessary from time to time. If Developer and the Town jointly determine that amendments are necessary to the plans for the Infrastructure or the Design Standards and Specifications, Developer and the Town, to the extent permitted by applicable law, shall effectuate such amendment(s). Notwithstanding any other provision of this Agreement, the Town agrees that the Industrial Collector Road Design Standards set forth in Exhibit B, shall be the Design Standards and Specifications applicable to the design and construction of Stage One for the Industrial Collector Road..

9. **INDUSTRIAL COLLECTOR ROAD CONSTRUCTION**. Construction of the Industrial Collector Road shall be performed in a workmanlike manner in compliance with applicable federal, state and local laws as described in Paragraphs 8 and 9. To the maximum extent practical, the prior dedication of any easements or rights-of-way shall not affect or proscribe Developer's rights to construct the Infrastructure.

9.1 At the sole cost of Developer, The Town will abandon any unnecessary public rights-of-way or easements currently located on the Property. The determination of whether a public right-of-way is unnecessary shall be solely made by the Town.

9.2 The Town will cooperate in submitting request or filing applications, or entering into appropriate intergovernmental agreements with Yavapai County or other appropriate governmental entities regarding the acquisition or abandonment of public rights-of-way or easements necessary to construct the road.

9.3 At the sole cost of the Developer, the Developer shall maintain all liability and safety responsibilities during construction of the Industrial Collector Road from Cement Plant Road to the Broadway Road connection point as seen in Exhibit A for both Stage One and Stage Two of it's construction.

9.4 The Developer's engineer shall submit a schedule on construction events to the Town prior to any construction. The engineer shall submit to the Town weekly progress reports during the installation of all infrastructure constructure.

9.5 At the sole cost of the Developer, the Developer will design and construct the the Industrial Collector Road from Cement Plant Road to the Broadway Road connection point as seen in **Exhibit A.** Stage One construction will meet the specifications set forth in **Exhibit B.** Stage One shall be completed within two years from the Effective Date of this Agreement.

9.6 Stage Two construction on the Industrial Collector Road , comprises expansion to thirty-six feet, curb, gutter, and a ten foot hard surfaced pathway along one side of the road from an agreed upon trail head to the intersection of the Industrial Collector Road with Broadway.

9.7 The Town shall be solely responsible, at its cost, to: (i) obtain the dedication of that portion of the Industrial Collector Road running from the boundary of the

Infrastructure is a discrete portion and its suitability for its purpose can be adequately determined when compared to the whole.

11.6 Within thirty (30) business days after its receipt of such notice, the Town shall inspect the Infrastructure identified within the notice to confirm whether it has been constructed in accordance with the Town-approved plans and specifications therefore, and upon completion of the inspection, the Town shall promptly deliver written notice to Developer either: (i) approving construction and agreeing to accept conveyance of Infrastructure and assume maintenance responsibility therefore (subject to Developer's warranty obligations), it being understood that separate acceptance notices will be issued for each component of Infrastructure; or (ii) identifying the specific items that are not in accordance with the Town-approved plans and specifications and that are corrected by Developer; and

11.7 The one-year warranty shall commence as to each component of Infrastructure as of the date the Town delivers its written notice of acceptance.

11.8 The Town shall own, operate, and maintain all dedicated Infrastructure following the Town's acceptance thereof, subject to Developer's warranty obligations as provided in this subparagraph. The Town shall give written notice to Developer of any warranty claims within thirty (30) days after the expiration of the applicable one-year warranty period; any claims received after such date shall not be effective and Developer shall have no obligation with respect thereto.

12. **FEES.** The Developer will be required to do the following:

12.1 Developer shall provide an estimate, sealed by a Registered Engineer, for the full amount of the cost for all infrastructure improvements for the completion of the Industrial Collector Road [Exhibit D] project, separating out the cost of Stage One and Stage Two improvements. Thereafter, every year the engineer's estimate shall be updated with current construction information.

12.2 Developer shall complete and file with the Town an Application for Construction Permit, and obtain the appropriate Construction Permit from the Town, with respect to construction of the Stage One, and Stage Two improvements.

12.3 To cover the Town's costs to administer the construction permit, the Town's inspection costs and plan review costs, the Developer shall pay a Construction Permit application fee to the Town, at such time as the Developer obtains the Construction Permit for the Stage One, and later, the Stage Two improvements. The fee shall be based upon the estimated cost from Paragraph 12.1 above with respect to each particular Stage, and shall be an amount equal to 2% of that cost.

13. **CONSTRUCTION WATER.** The Developer agrees to comply with the Town's dust ordinance and to use effluent water, for both construction water and dust control.

14. **GENERAL PROVISIONS.**

14.1 **Notices.**

14.1.1 **Manner of Serving.** All notices, filings, consents, approvals and other communications provided for herein or given in connection herewith shall be in writing and delivered personally or sent by United States Mail in a postage prepaid envelope to the address provided herein or as may be changed in writing:

To the Town:	Town of Clarkdale Planning and Building Department Attn: Planning Director P.O. Box 308 Clarkdale, Arizona 86324 Facsimile No. (928) 634-0407
With a copy to:	Clarkdale Town Manager P.O. Box 308 Clarkdale, Arizona 86324 Facsimile No. (928) 634-0407
With a copy to:	Boyle, Pecharich, Cline & Whittington,& Stallings, P.L.L.C. Town Attorneys Attn: Robert S. Pecharich, Esq. P.O. Box 1191 Prescott, Arizona 86302-1191
To Developer:	Clarkdale Minerals, LLC Attn: Tom Piccioli 500 Luke Lane Clarkdale, Arizona 86324
With a copy to:	Attn: Heurlin Sherlock Panahi, PC Kevin Sherlock, Esq. Attorneys for Clarkdale Minerals, LLC 1636 North Swan Road Suite 200 Tucson, AZ 85712-4096 Telephone: 520-319-1200 Fax: 520-319-1221

Or to such other addresses as either party may from time to time designate in writing and deliver in a like manner. Any such change of address Notice shall be given at least ten (10) days before the date on which the change is to become effective.

14.1.2 **Mailing Effective.** Notices, given by mail, shall be deemed delivered seventy-two (72) hours following deposit in the U.S. Postal Service, in the manner set forth above.

14.2 **Amendment or Cancellation of the Agreement.** This Agreement may be amended or canceled, in whole or in part and with respect to all or any portion of the Property, only with the mutual written consent of Developer and the Town. Within ten (10)

calendar days after any such amendment or cancellation of this Agreement, the amendment or cancellation shall be recorded by the Town in the Official Records of Yavapai County, Arizona.

14.3 **Waiver.** No delay in exercising any right or remedy shall constitute a waiver thereof and no waiver by the parties of the breach of any provision of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other provision of this Agreement. Nothing herein shall constitute or be deemed to be a waiver by Developer of its respective rights to request future re-zonings or changes in development standards for all or any portion(s) of the Property pursuant to Town procedures and requirements existing at the time of the request. Nothing herein contained shall be deemed to be a waiver by the Town of the right to act, consistent with applicable law, by approval or denial, on such re-zoning or change, to the extent such action would not otherwise be in breach of this Agreement.

14.4 **Attorneys' Fees and Costs.** If legal action by any party is brought because of a breach of this Agreement or to enforce a provision of this Agreement, the prevailing party is entitled to reasonable attorneys' fees and court costs.

14.5 **Headings.** The description headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

14.6 **Entire Agreement.** This Agreement constitutes the entire agreement between the parties and shall not be changed or added to except in the manner specifically provided for in this Agreement. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, other than specifically incorporated herein by reference, are superseded by this Agreement.

14.7 **Severability.** If any provision of this Agreement is declared void or unenforceable, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect, provided that the overall intent of the parties is not materially vitiated by such severability.

14.8 **Governing Law.** The laws of the State of Arizona shall govern the interpretation and enforcement of this Agreement. The parties agree that venue for any action commenced in connection with this Agreement shall be proper only in a court of competent jurisdiction located in Yavapai County, Arizona, and the parties hereby waive any right to object to such venue.

14.9 **Recordation.** No later than ten (10) days after this Agreement has been executed by Developer and the Town, it shall be recorded in its entirety, by the Town, in the Official Records of Yavapai County, Arizona.

14.10 **Default; Mediation; Remedies.**

14.10.1 **Representatives.** To further the cooperation of the parties in implementing this Agreement, Developer and the Town each shall designate and appoint a representative to act as a liaison between Developer and the Town and its various departments. The initial representative for the Town shall be as designated by the Town Manager; the initial

representative of Developer shall be its project manager, as identified by Developer from time to time. The representatives shall be available at all reasonable times to discuss and review the performance of the parties to this Agreement and the development of the Property.

14.10.2 **Mediation.** If a dispute arises out of or relates to this Agreement, or breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to settle the dispute through mediation before resorting to arbitration, litigation or some other dispute resolution procedure. In the event that the parties cannot agree upon the selection of a mediator within ten (10) days, either party may request the presiding judge of the Superior Court of Yavapai County to assign a mediator from a list of real estate experienced mediators maintained by the Arizona Municipal Risk Retention Pool.

14.10.3 **Default.** Failure or unreasonable delay by any party to perform any term or provision of this Agreement for a period of ten (10) days after written notice thereof from another party shall constitute a default under this Agreement. If the default is of a nature that is not capable of being cured within ten (10) days, the cure shall be commenced within such period and diligently pursued to completion. The notice shall specify the nature of the alleged default and the manner in which the default may be satisfactorily cured. In the event of a default hereunder by any party, the non-defaulting party shall be entitled to all remedies at both law and in equity, including, without limitation, specific performance and the right to perform the obligation(s) of which the defaulting party is in default and to immediately seek reimbursement from the defaulting party of all sums expended in order to cure such default, together with interest on all sums from the date said sums are expended by the non-defaulting party for the purpose of curing the default to the date such sums are paid in full.

14.11 **Authority.** The parties to this Agreement represent to each other that they have full power and authority to enter into this Agreement, and that all necessary actions have been taken to give full force and effect to this Agreement. Developer and the Town warrant to each other that the individuals executing the Agreement on behalf of their respective parties are authorized and empowered to bind the party on whose behalf each individual is signing.

14.12 **Estoppel.** Each of the parties hereto covenants and agrees with the other to provide, within fifteen (15) business days of written request from the other, an estoppel certificate signed by a duly authorized representative of such party, indicating that the other party(ies) are not then in default under any of the obligations pursuant to this Agreement or specifying in reasonable detail any then claimed default.

14.13 **Force Majeure.** Neither party shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include, but not be limited to, acts of God, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, or power failures.

14.14 **Interest of Developer.** Developer hereby represents and warrants to the Town that Developer is the only fee title owner of the Property and that, to the best of its actual knowledge, no other person or entity has any legal or equitable ownership interest in the Property.

14.15 **Assignment.** The rights of Developer under this Agreement may be transferred or assigned by written instrument to any subsequent owner of a portion of the Property. Notice of any transfer or assignment in accordance with this Paragraph shall be provided to the Town within ten (10) business days after the effective date of any such transfer or assignment. As provided in A.R.S. § 9-500.05.D, the burdens of this Agreement bind, and the benefits of this Agreement inure to, the parties hereto and their successors in interest and assigns.

14.16 **Binding Effect.** This Agreement shall be binding upon Developer and the Town and their respective successors and assigns.

14.17 **Exercise of Authority**. It is understood and agreed that Developer shall not in any way exercise any portion of the authority or sovereign powers of the Town and shall not make or contract or commit or in any way represent itself as an agent for the Town. Nothing in this Agreement shall be construed to create a principal agency relationship between the parties.

14.18 **Disclaimer**. The Town enters into this Agreement and has approved the Development Plan upon the condition that no elected officer, employee or agent of the Town shall be charged personally or held contractually liable by Developer under any term or provision of this Agreement as amended or because of any breach thereof or the execution or purported execution except as may be expressly agreed to in writing by the Town, except for any such person's failure to act in good faith or in a reasonable manner.

14.19 **Conflict of Interest**. This Agreement is subject to the provisions of A.R.S. § 38-511, but the parties do not believe that any such reasons for cancellation of this Agreement pursuant to said statute now exist.

14.20 **Time of the Essence**. Time is of the essence in implementing the terms of this Agreement.

14.21 **Expedited Decisions**. The Town acknowledges the necessity for expeditious review by the Town of all plans submitted by Developer to the Town hereunder or pursuant to any zoning procedure, permit procedure or other governmental procedure pertaining to the development of the Property and agrees to use its best reasonable efforts to accomplish such an expeditious review in each instance where Town review is necessary.

14.22 **Additional Acts and Documents**. Each party hereto agrees to do all such things and take all such actions, and to make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Agreement. If any action or approval is required of any party in furtherance of the rights under this Agreement, such approval shall not be unreasonably withheld.

14.23 **Relationship of the Parties**. It is understood that the contractual relationship between the parties is undertaken pursuant to the authorization contained in A.R.S. § 9-500.05, and nothing contained in this Agreement shall create any partnership, joint venture or agency relationship between Developer and the Town.

14.24 **No Third Party Benefits**. No person or entity shall be a third party beneficiary to this Agreement or shall have any right or cause of action hereunder. The Town shall have no liability to third parties for any approval of plans, Developer's construction of improvements, Developer's negligence, Developer's failure to comply with the provisions of this Agreement (including any absence or inadequacy of insurance required to be carried by Developer), or otherwise as a result of the existence of this Agreement.

14.25 **No Developer Representations.** Nothing in this Agreement obligates the Developer to complete development of all or any part of Stage Two; however, if development is completed, it must be consistent with this Agreement.

14.26 **Counterparts**. This Agreement may be executed in two (2) of more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

14.27 **Effective Date and Term.**

14.27.1 This Agreement shall be executed by Developer before submission to the Common Council, and shall be effective between the parties upon approval of the Agreement and its approving resolution by the Common Council. The **"Effective Date"** of this Agreement shall be the later of: (i) 30 days from the approving resolution of this Agreement by the Common Council; or (ii) the date on which the Town obtains the Connection Dedication from the Salt River Materials Group, which includes provisions for Clarkdale Minerals' use of Cement Plant Road; or (iii) the date on which the Town receives the Effluent Permit.

14.27.2 The Stage One term of this Agreement shall be two (2) years from the Effective Date (**"Construction Date"**).

14.27.3 So long as Developer has obtained a construction permit and begun construction on Stage One of development on the Property before the end of the Stage One construction period the construction duration of this Agreement for Stage Two shall be ten (10) years from the Construction Date (**"Completion Date"**).

14.27.4 The rights of Developer under this Agreement for any uncompleted portion of the phases of the development of the Property for which Developer has not obtained a construction permit shall expire on the Completion Deadline. However, the vested rights for the phases of development of the Property for which Developer has obtained a construction permit before the Completion Date are perpetual and shall remain in effect after the termination of the remainder of this Agreement, provided that said construction permit does not expire, and further provided that any necessary building inspections for construction on the Property are being requested by Developer to Town.

14.27.5 If Developer and the Town mutually determine that a longer period for the performance of the provisions of this Agreement is necessary for any reason, the term of this Agreement may be extended by a written amendment signed by Developer and the Town. Upon termination, Developer and the Town shall execute,

acknowledge, and record a release and confirmation of termination of this Agreement in the Official Records of Yavapai County, Arizona.

14.28 **Conditional Use Permit**. The Town acknowledges and agrees that the execution and delivery of this Agreement by Developer, satisfies the conditions set forth in Developer's Conditional Use Permit for the operation of its facilities at the Smelter Site.

THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

TOWN:

TOWN OF CLARKDALE, an Arizona municipal corporation

By:________________________________
Doug Von Gausig, Mayor

ATTEST:

____
Kathy Bainbridge, Town Clerk

APPROVED AS TO FORM:

____
Robert Pecharich,
Boyle, Pecharich, Cline and Whittington
Town Attorneys

DEVELOPER:

CLARKDALE MINERALS, LLC, a Nevada Limited Liability Company

By:________________________________
Printed Name: Ian McNeil
Its: Manager

EXHIBIT A

Road Alignment


VERDE RIVER
VERDE RIVER
VERDE RIVER
CLARKDALE METALS
SALT RIVER MATERIALS GROUP
RESERVATION
BROADWAY EXTENSION
BROADWAY EXTENSION
BROADWAY EXTENSION
CEMENT PLANT ROAD

PENDER ENGINEERING
Tom L. Pender, P.E.
P.O. Box 1245
Cottonwood, AZ 86326
(928) 639-0776

SCALE-1"=400' HORIZ.

	NAME	DATE
DESIGN	TLP	11-07/07
DRAWN	JJO	11/07/07
CHECKED	TLP	01-05-09
REVISED		

BROADWAY EXT.

EXHIBIT B

Design Standards

DESIGN STANDARDS
FOR
BROADWAY EXTENSION
TOWN OF CLARKDALE, AZ.

Client: Clarkdale Metals Inc.
Owner: Town of Clarkdale
Location: Approx. 1 mile Northwest of Main Street
Major roads connected: Broadway and Phoenix Cement Road
Railroad to be crossed: Arizona Central Railroad INC
Approx. Length of the road: 1.5 miles

Project Description

West Broadway extension will operate as a major collector street for the Town of Clarkdale it is intended to serve properties north of Bitter Creek with an alternate access to the Town center and the state highway system. Presently the only access into the area is via a structurally limited one lane bridge. The new roadway will provide a safe and efficient connection for the existing residents located in the area known as Patio Town and undeveloped residential and industrial properties north of Bitter Creek. At final build out approximately 1.5 miles of new roadway will be developed. The roadway will provide and all weather structurally

Technical Reference for Design: AASHTO Geometric Design of Highways and Streets, ITE guidelines

1.0 Design Parameters

Type of the road:	Collector/Industrial
Design Volume (vehicle/day), assumed:	2000 VPD
Design Speed:	40 mph
Posted Speed	35 mph
Design Truck;	WB-50
	HS-20

1.1 Roadway Section

Number of lanes	2
Minimum Pavement Width	24 ft
Minimum Paved Shoulder	1 ft
Aggregate Base Shoulder	4-8 ft
Super elevation, not more than 12%, selected	6%
Cross slope	2%


FIRST PHASE @ ROAD CONSTRUCTION / 24' ASPHALT
10'
24' - 1ST PHASE
12' W/ PATHWAY - 2ND PHASE
LANDSCAPE AREA
VERT. CURB / GUTTER
TRAVEL LANE
MEDIAN TURN LANE
TRAVEL LANE
PATHWAY STABILIZED SURFACE
10'
2'
12'
12'
12'
2'
VARIES
10'
10'
40'
R/W
100' R/W
R/W
FULL ROAD CONSTRUCTION @ 36' ASPHALT / TOTAL SECOND PHASE W/ VERT. CURB / GUTTER & PED / BIKE PATH

INDUSTRIAL ROAD - 2 PHASES

NTS

CASA GRANDE METALS - CASA GRANDE, AZ.

DESIGN STANDARDS
FOR
BROADWAY EXTENSION

Figure 1. Roadway Typical Section


10' CLEAR
10' CLEAR
26'
2'
5'
4'
13'
13'
4'
5'
2'
1'
12'
12'
1'
2% SLOPE
2% SLOPE
2:1
6:1
6:1
2:1
2:1 MAX
2:1 MAX
*
4' ABC SHOULDER
1' AC SHOULDER
4" WHITE STRIPE
PROFILE GRADE LINE
4' ABC SHOULDER
*
1' AC SHOULDER
4" WHITE STRIPE
4" AC BE ADDED IN FUTURE FOR ULTIMATE SECTION
8" ABC BASE
* FIRE HYDRANTS OR SIGNS IN CLEAR ZONE SHALL HAVE BREAKAWAY BASE. OTHER UTILITIES SHALL BE IN BOX AND LEVEL WITH SURFACE
TYPICAL ROAD SECTION
N.T.S.

1.2 Horizontal Alignment

Minimum ROW 68 ft, recommended	100 ft
Minimum Radius; design speed 40 mph, e = 6%	485 ft
Design Stopping Sight Distance	305 ft
Design Passing Sight Distance	1470 ft
Minimum Clear Zone	10 ft
Maximum Clear Zone Shoulder Slope	6:1
Minimum Tangent between Reverse Curves	250 ft

1.3 Vertical Alignment

Maximum Vertical Grade	12 %
Stopping Distance for Crest and Sag Vertical Curve 305 ft	
Passing Sight Distance for CVC	1470 ft

1.4 Railroad-Road Grade Crossing

Arizona Central Railroad INC., Track Class I		
Freight V		10 mph
Passenger Train V		15 mph
Distance along railroad from crossing dT;		
For Truck V= 40 mph and Train V= 20 mph	Case	200 ft
	Case B	480 ft
Distance along highway from crossing dH		324 ft

1.5 Intersection Design Criteria

Chapter 5 Transportation and land Development	
Institute of Transpiration Engineers (ite)	See exhibit A
Max Intersection longitudinal Slope	6%
Intersection Influence Area	50 ft beyond turn lane
Intersection Lane Width Criteria	12 ft inside
	14 ft outside

1.6 Pavement

The pavement structural design shall be based upon the Asphalt Institute Method, AASHTO ADOT Design Guidelines.
Asphaltic concrete pavement roads without curb and gutter shall have thickened edges, as per MAG Std. Detail No. 2011.B

1.7 Signing and Striping

The roadway signing and striping will be in accordance with the Manual of Uniform Traffic Control Devices (MUTCD)

1.8 Drainage Design

The roadway drainage design will be consistent with Yavapai County Flood District Drainage Criteria Manual and Flood Damage Prevention Ordinance. The crossing of Bitter Creek will require assessment of the impacts associated with the selected structure. The area along the creek is designated by Federal Emergency Management Agency (FEMA) as a Special Hazard Area AE, with 100 yr delineated Floodplain with base flood elevations determined. Based upon the FEMA maps the floodplain is approximately 200-300 ft wide with depths that varies from 3 to 10 feet.

FEMA, Zone AE, Q100 = 11,600 cfs at the South-fork confluence
9,400 cfs upstream of the confluence

A detailed hydraulic analysis will to be conducted to determine the hydraulic conveyance capacity of the crossing structure in order to have adequate freeboard and to assess any backwater effect to properties upstream of the Clarkdale Metals properties.

The proposed construction activity may be in designated 'waters of United States", Section 404 of Clean Water Act and may require submittals and approval from the US Corps of Engineers.

EXHIBIT C

Description of Property

REGISTERED LAND SURVEYOR
CERTIFICATE NO.
32224
STAN
DICKEY
Date Signed 10/1/08
ARIZONA U.S.A.

EXPIRES 3/31/2010

CORNERSTONE
SURVEYING & ENGINEERING, INC.

Easement Description
Broadway Extension

Job Name: Clarkdale Metals
Section 20, T16N, R3E
Date: 30-September-2008

A strip of land for ingress, egress and public utility easement purposes, being a portion of Section 19, Township 16 North, Range 3 East, of the Gila and Salt River Base and Meridian, Yavapai County, Arizona, 100.00 feet in width, 50.00 feet on each side of the following described centerline:

COMMENCING at the Northwest corner of said Section 19 a found 2-1/2 inch iron pipe with no identification, from which a found Dr. Morgan Johnson brass cap stamped "1967 PE 4603" at the North Quarter Corner of said Section 19 bears South 89 degrees 56 minutes 03 seconds East (**BASIS OF BEARINGS**), a distance of 2531.88 feet;

thence South 0 degrees 41 minutes 10 seconds East, a distance of 28.15 feet to a point in the centerline of Cement Plant Road per Book 249 of Official Records, Page 426;

thence South 52 degrees 16 minutes 15 seconds East along said centerline, a distance of 457.68 feet to the beginning of a tangent curve, concave southwesterly, the radius point of which bears South 37 degrees 43 minutes 45 seconds West, a distance of 2864.79 feet;

thence southeasterly along said curve and along said centerline, through a central angle of 27 degrees 48 minutes 06 seconds, a distance of 1390.08 feet;

thence South 24 degrees 28 minutes 09 seconds East along said centerline, a distance of 403.10 feet;

thence leaving said centerline North 65 degrees 01 minutes 03 seconds East, a distance of 150.00 feet to a **POINT 'A'** and the **POINT OF BEGINNING**;

thence North 65 degrees 01 minutes 03 seconds East, a distance of 314.93 feet; to the beginning of a tangent curve, concave southerly, the radius point of which bears South 24 degrees 58 minutes 57 seconds East, a distance of 485.00 feet;

thence easterly along said curve, through a central angle of 42 degrees 08 minutes 36 seconds, a distance of 356.74 feet;

thence South 72 degrees 50 minutes 21 seconds East, a distance of 254.38 feet to the beginning of a non-tangent curve, concave northerly, the radius point of which bears North 17 degrees 09 minutes 39 seconds East, a distance of 500.00 feet;

thence easterly along said curve, through a central angle of 63 degrees 35 minutes 44 seconds, a distance of 554.98 feet;

thence North 43 degrees 34 minutes 12 seconds East, a distance of 380.65 feet to the **terminus of this easement**.

Sidelines being lengthened or shortened to form vertices at all angle points, to begin on a line bearing North 23 degrees 57 minutes 22 seconds West which passes through the hereinabove described **POINT OF BEGINNING**, and to terminate on the westerly sideline of that railroad easement described in Book 259 of Official Records, page 286 which passes through the hereinabove described **terminus of this easement**.

Togetherwith a parcel of land for ingress, egress and public utility easement purposes, being a portion of Section 19, Township 16 North, Range 3 East, of the Gila and Salt River Base and Meridian, Yavapai County, more particularly described as follows:

BEGINNING at the hereinabove described **POINT 'A'**;

thence North 23 degrees 57 minutes 22 seconds West, a distance of 50.01 feet; to the beginning of a non-tangent curve, concave northerly, the radius point of which bears North 24 degrees 58 minutes 57 seconds West, a distance of 50.00 feet;

thence westerly along said curve, through a central angle of 90 degrees 30 minutes 47 seconds, a distance of 78.99 feet to a point of cusp on the easterly right of way line of said Cement Plant Road;

thence South 24 degrees 28 minutes 09 seconds East along said right of way line, a distance of 200.01 feet to a point of cusp and the beginning of a non-tangent curve, concave easterly, the radius point of which bears North 65 degrees 31 minutes 51 seconds East, a distance of 50.00 feet;

REGISTERED LAND SURVEYOR
CERTIFICATE NO.
32224
STAN
DICKEY
Date Signed 10/1/08
ARIZONA U.S.A.
EXPIRES 3/31/2010

CORNERSTONE
SURVEYING & ENGINEERING, INC.

thence northerly along said curve, through a central angle of 89 degrees 29 minutes 13 seconds, a distance of 78.09 feet;

thence North 23 degrees 57 minutes 22 seconds West, a distance of 50.01 feet to **POINT 'A'** and the **POINT OF BEGINNING**.

Strip and parcel containing a total of 4.41 acres more or less.

END OF DESCRIPTION

EXHIBIT D

Restricted Access Landscape Irrigation Site

3816638 BK 4229 PG 862
Yavapai County, Arizona
Ana Wayman-Trujillo, Recorder
02/01/2005 02:53P PAGE 1 OF 16
BOYLE PECHARICH CLINE ET AL
RECORDING FEE 16.00
SURCHARGE 8.00
POSTAGE 0.00

FEE $10
$8
$5
2433

When Recorded Return To:
Robert S. Pecharich, Esq.
Boyle, Pecharich, Cline
& Whittington
P.O. Box 1191
Prescott, Arizona 86302-1191

folder

DOCUMENT CAPTION: LEASE AGREEMENT

LEASE AGREEMENT

This Lease Agreement (hereinafter "Lease") is made and entered into as of this 25 day of August, 2004, by and between the Town of Clarkdale, a municipal corporation of the State of Arizona (hereinafter "Town"), Transylvania International, Inc., a Nevada corporation, and Verde River Iron Company, LLC., a Nevada limited liability Company, (hereinafter collectively referred to as "Owner").

Recitals

A. Owner owns certain unimproved real property, located in Clarkdale, Yavapai County, Arizona, comprised of approximately 60 acres, as described on the plat attached hereto as Exhibit A (hereinafter "Property").

B. The Town operates a Wastewater Treatment Plant and requires a site for disposal of treated sewage effluent from said plant.

C. The Town currently discharges its effluent on property leased to the Town, located near the Verde River in Clarkdale, Arizona. The Town has embarked on a plan to upgrade the existing Wastewater Treatment Plant, to produce Class B effluent. The Town has obtained funding in the form of a Community Development Block Grant for this purpose.

D. The property on which the Town is now discharging its effluent will soon be no longer available to it and the Town is desirous of obtaining a site on which to discharge its Class B effluent. The Town is agreeable to providing reclaimed water to Owner on the terms set forth herein.

E. Owner plans to engage in a business on its remaining property, some of which is located adjacent to the Property. Such business includes the reclamation of the slag pile on the Owner's property adjacent to the subject Property. Owner will construct a processing plant in order to reclaim the slag pile. Owner is desirous of obtaining reclaimed water from the Town to be used in its reclamation process and possibly at Owner's other currently owned locations. Owner is agreeable to permit the Town to discharge its Class B effluent on the Property, upon certain terms and conditions as set forth herein.

THEREFORE, in consideration of the covenants and agreements of the parties set forth herein, it is mutually agreed as follows:

Agreement

1. Grant. The Owner hereby leases to the Town the Property and grants to the Town the right to discharge on the Property, treated sewage effluent, and the right to enter therein for all purposes incident to this Lease.

2. Term. The term of this Lease shall be for five (5) years, beginning on the date of this Lease, unless sooner terminated as hereinafter provided. Upon written notice in advance from the Town to the Owner, this term of lease may be extended for additional one (1) year terms upon the same conditions as set forth in this Lease subject to the written approval of the parties hereto.

Said option to renew is exercisable only by the Town's delivering to the Owner written notice at least sixty (60) days prior to the expiration of this Lease.

3. Consideration to Owner. In consideration of the lease of the Property to the Town from Owner, the Town agrees to provide to Owner treated effluent on the terms and conditions set forth herein. However, if for any reason Owner does not institute its business as set forth herein, or in the event Owner does not need or use the effluent provided herein, such non-use will not affect the continuing validity of the lease of the Property to the Town.

4. Provision of Effluent to the Owner.

4.1 The Town agrees to provide Class B effluent from the Town's wastewater treatment plant to the Owner on the following terms and conditions:

4.1.1 The parties recognize that the Town is in the process of designing upgrades to the Town's existing wastewater treatment plant, in order to bring the Town's effluent to Class B standards, as set by the Arizona Department of Environmental Quality. The Town is scheduled to have upgrades to the wastewater treatment plant completed by January 31, 2005. Therefore, the Town agrees that it will provide to Owner not less than 40,000 gallons per day, and up to 46,000 gallons per day of Class B effluent, beginning on February 1, 2005, or as soon thereafter as the Town has completed the necessary upgrades to its existing wastewater treatment plant, so that it is able to provide the Class B effluent to Owner. The Town shall exercise its reasonable best efforts to accomplish the installation of the discharge facility described herein by February 1, 2005 and hereby acknowledges that it has the funds to do so and has earmarked them to complete this installation.

4.1.2 Effluent produced by the Town's wastewater treatment plant in excess of that used by Owner as set forth in Paragraph 4.1.1 above, may be disposed of by Town on the Property up to a total maximum of 250,000 gallons per day.

4.1.3 In the event that Owner does not build the plant for its reclamation purposes, the Town shall nonetheless have the continuing right, but not the obligation, to dispose of the Town's Class B effluent on the Property during the term of this lease.

4.1.4 The Property is not required to be fenced, provided that the entire property of Owner, legally described as attached on Exhibit A and made a part hereof by reference, has restricted access, in compliance with ADEQ requirements. Otherwise, the Town shall fence the Property boundary lines.

4.1.5 The Town shall construct the effluent distribution lines from the Town's existing wastewater treatment plant to the Property, at Town expense. The Town will also construct, install and maintain an 85,000 gallon storage tank, pump station and irrigation system at the Property.

4.1.6 The effluent to be furnished to the Owner will be made available to the Owner at the main storage tank to be installed by the Town.

4.1.7 All effluent delivered to Owner will be measured by the Town. The Town shall not be responsible for the control, use, handling or distribution of the effluent after delivery to Owner at the point of delivery. Owner will hold the Town harmless against any and all claims, demands and causes of action of any nature, resulting from the Owner's control, use, handling or distribution of the effluent delivered to the point of delivery.

4.1.8 Following installation of the 10 inch effluent line to the point of delivery, Town and Owner shall jointly conduct a test to determine whether Owner can be provided with the required minimum 40,000 gallons per day of effluent, at 70 p.s.i. In the event that the Town cannot deliver said 40,000 gallons per day, the Town may deliver such amount of effluent, as can reasonably be provided to the Property, and Owner shall accept said amount for disposal on the Property.

4.1.9 The Town shall be responsible for applying for and obtaining the required Aquifer Protection Permit from the Arizona Department of Environmental Quality, and shall be further responsible for all subsequent requirements necessary to keep said Permit in good standing.

4.1.10 Owner shall obtain the required Industrial Effluent Reuse Permit from the Arizona Department of Environmental Quality at Owner's cost, as necessary to allow the effluent use in Owner's mining and reclamation process.

4.1.11 Owner agrees that the Town may dispose of any excess effluent not used by Owner in its reclamation process on the Property.

4.1.12 The Town shall exercise reasonable care and diligence to furnish such effluent in the amount of 46,000 gallons per day. Owner shall have first rights to the Town's effluent, until the 46,000 gallons per day described herein is provided. The effluent provided by the Town to the Property, shall be used solely on the Property, and not sold or transferred to any other party, without the prior written consent of the Town, in recognition of the fact that the

Town has provided to the Owner a reduced charge for the effluent for use on the Property, as set forth below.

4.1.13 If the Town determines that additional effluent may be available to the Town, which can then be made available to Owner, in excess of the amounts contracted herein, the Town will so notify the Owner and Owner shall have first right thereto, provided that Owner requests such additional effluent prior to any other commitment of the effluent by the Town. If the Owner requests the delivery of any quantity of additional effluent, over and above the amounts provided for herein, the Town will make such effluent available to the Owner, upon the conditions set forth herein.

5. Use of Effluent by Owner and Charges for Effluent. While this Lease is in effect, the Owner shall have the right to use Class B effluent, or when available, Class A reclaimed water, available from the Town, in an amount up to 46,000 gallons per day, contingent upon the following payments:

5.1 Owner shall pay to the Town the following for the Town's effluent and for Class A reclaimed water delivered to the point of delivery:

5.1.1. For Class B effluent, the charge shall be fifty percent (50%) of the potable water rate, as charged by the water utility company serving the Town of Clarkdale, as in effect at the effective date of this Lease.

5.1.2. In the event that Class A effluent becomes available to the Town, and Owner desires to obtain such Class A effluent, the charge shall be seventy five percent (75%) of the potable water rate as charged by the water utility company then serving the Town of Clarkdale, as in effect at the effective date of this Lease.

5.2. At such time as the Town no longer is using the Property for effluent disposal, and for a period of twenty five (25) years measured from the date of this Lease, the Owner shall have a continuing right to purchase Class B effluent, if available, or when available, Class A reclaimed water, if available from the Town, in an amount up to 46,000 gallons per day. In the event Owner declines to purchase effluent, the Town may sell, use or dispose of such effluent not purchased. It is the intent of the parties that Owner have priority to purchase effluent as stated herein, During this extended period, Owner shall pay to the Town the following for the Town's Class B effluent and for Class A reclaimed water delivered to the point of delivery:

5.2.1. For Class B effluent, the charge shall be the market rate for Class B effluent in the Yavapai County area, State of Arizona,

which shall be stated as a percentage of the potable water rate for commercial users, not residential users, as may be set from time to time.

5.2.2. In the event that Class A reclaimed water becomes available to the Town, and Owner desires to obtain such Class A reclaimed water, the charge shall then be the market rate for Class A reclaimed water, as determined in the Yavapai County area, State of Arizona, which shall be stated as a percentage of the potable water rate for commercial users, not residential users, as may be set from time to time.

5.3. In order to facilitate delivery of effluent and for reclaimed water to the point of delivery, Owner may, at its discretion, elect to advance to the Town a portion of the cost of construction of the facilities of the Town needed to treat and deliver the effluent to the point of delivery. In that event, the amount of funds advanced by Owner to the Town shall be credited against the cost of effluent provided by the Town to Owner or any other fees or charges which may from time to time be assessed by the Town against the property or Owner, at the rates above so specified, until such advance of Owner is fully set off.

6. Covenants of the Town.

6.1 The Town shall furnish, construct and maintain, at its own expense, any and all pipes, pipelines and other improvements required by the Town to exercise the rights granted hereunder.

6.2 The Town shall improve and maintain the Property in good condition such that the effluent will not escape the confines of the Property, and so as to comply with all applicable State and Federal laws, rules and regulations.

6.3 The Town shall control and regulate the rate and volume of effluent discharged on the Property, so as to not cause any damage to the Property.

6.4 The Town will take all necessary precautions and remedial actions necessary or proper to prevent and/or eliminate any condition on the Property which might be or become a public or private nuisance.

6.5 The Town will comply with all Federal, State, County and local laws, rules, regulations and ordinances respecting air, water or other pollution, respecting the Town's use of the Property.

6.6 The Town shall hold Owner harmless from any and all cost, expense, loss or damage arising from the Town's use of the Property.

6.7 The Town shall restrict public access to the Property, however, Owner will have unrestricted access, conditioned upon Owner acting in compliance with all governmental procedures and conditions.

6.8 The Town shall obtain and maintain at all times during the term of this Lease, all licenses and permits required by the Arizona Department of Environmental Quality (ADEQ), the Environmental Protection Agency, and any and all other government agencies, as may be required to conduct or operate the effluent disposal on the Property. The Town shall pay the fee or charge imposed for the issuance of such licenses and/or permits. The Town shall renew any required licenses and/or permits as required. The Town shall, at its sole expense, comply with all requirements and perform all necessary actions required under any rules, codes statutes or ordinances necessary for the issuance and continuance of said licenses and/or permits.

6.9 The Town's compliance with the requirements of Arizona Department of Environmental Quality will include, but shall not be limited to, the following:

6.9.1. Planting and maintaining required vegetation.

6.9.2. Preparation of the water balance for submittal to ADEQ as part of the Aquifer Protection Permit application process.

6.9.3 Determination by inquiry from the Town to ADEQ as to whether the particular crop requested by Owner to be planted on the Property is allowable by ADEQ, and what the water balance will show for that particular crop.

6.10 Upon expiration or sooner termination of this Lease, the Town, at its sole cost and expense, shall hire an outside consultant, satisfactory to the Owner, to perform a complete environmental audit of the Property, an executed copy of which shall be delivered to the Owner. If the environmental audit discloses the existence of any environmental problem caused by the Town's use of the Property, the Town shall prepare and submit to the Owner a comprehensive plan, subject to Owner's approval, specifying the actions to be taken by the Town, to return the Property to the condition existing before the disposal of effluent on the Property. Upon Owner's approval of that comprehensive plan, the Town shall, at the Town's sole expense, immediately implement the plan and proceed in accordance with all applicable laws as required by the plan.

6.11 Upon termination of this Lease, the Town, at its sole cost and expense, shall secure from the Arizona Department of Environmental Quality, written assurances setting forth that no environmental detriment has been caused to the Property, by reason of the Town's effluent disposal.

6.12 Upon termination of this Lease, the Town, at its sole cost and expense, shall remove all improvements placed on the Property, unless Owner elects in writing to retain said improvements.

7. Rights and Responsibilities of the Owner.

7.1 If after notice to Town as provided herein, the Town shall fail to promptly keep or perform any of its obligations under this Lease, the Owner may, but need not, take such action, make such payment or expenditure, at the Town's expense, as Owner deems reasonably necessary to cure the failure of the Town. The amounts paid or expended by the Owner shall be payable by the Town to the Owner within thirty (30) days of demand.

7.2 At the termination of this Lease, the Owner, by written notice to the Town, may elect to retain improvements placed upon the Property by the Town, including plantings and irrigation system. In the event the Owner elects to retain the irrigation system, the Owner shall have a right to tap into the Town's effluent disposal line, to receive Town effluent. At that point, the Owner shall be charged the normal and customary rates for such effluent used by the Owner.

8. Rights of the Town.

8.1 The Town shall have the right, within a reasonable time, not to exceed 120 days, following the expiration or termination of this Lease, to remove any and all pipes and pipelines, and other improvements constructed, installed or placed by the Town upon the property.

8.2 The Town shall have free access to the Property for testing, and thereafter at all times for operation and maintenance. Due to the use of the Property for effluent disposal, the Owner will have free access to the Property, subject to compliance with all governmental procedures and conditions.

8.3 The Town shall have the right to place improvements consisting of landscaping elements, including plants and irrigation equipment, on the Property. The Town shall have the right to install a water tank and pumps on the Property, if necessary.

8.4 The Town shall have the right to fence the Property.

9. Cooperation of Town to Owner. The parties recognize that during the Town's use of the Property, the Property will be unusable for any other use by the Owner. Accordingly, the Town agrees to verify its use of the Property, and that no other use is allowed by the terms of this Lease to Owner, while this Lease is in effect, and make such verification to the Yavapai County Assessor or any

other taxing authority. However, it will be the Owner's responsibility to apply for a review and revaluation of the Property, for tax assessment purposes.

10. Easements. Owner shall grant to Town such revocable easements as are necessary to deliver effluent to the Property, and to the point of delivery, as described herein. Said easements will be in effect only during the term of this lease.

11. Survey. A survey shall be made in order to establish the description of the Property, and the easements necessary to deliver effluent to the Property and to the point of delivery. The cost of the survey shall be borne by the Town. The Town shall arrange for the survey, and provide a copy of the results of survey to Owner.

12. Assignment. This Lease shall not be assigned by either party without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld.

13. Termination.

13.1 This Lease shall terminate at its expiration date, or when the Town gives notice to Owner of completion of construction of an alternative effluent disposal site, or when the Town gives notice to Owner of an alternate use of the Town's Class A effluent, whichever occurs first. The Town shall not be relieved of any obligation or liability which has accrued prior to the date of such termination. The Town shall be liable for any loss, damage, cost or expense incurred by the Owner after such termination, owing to the condition of the Property at the time of such termination, arising from the Town's use.

13.2 In the event of any default by either party to this Lease, the non-defaulting party shall give to the defaulting party written notice specifying the default. If the defaulting party does not, within thirty (30) days after such notice has been given, cure the default or begin action to cure the default, and thereafter diligently prosecute such action to completion, then the non-defaulting party may terminate this Lease by delivering to the defaulting party written notice of such termination, subject to the Town's right to remove its property and equipment from the Property.

14. Title Insurance. The parties agree that a condition of this Lease is that title insurance be first issued by First American Title Insurance Agency, Prescott, Arizona, insuring that either, or both, Verde River Iron Company, L.L.C. and Transylvania International, Inc., are the owners of the real property which is the subject of this Lease, and that said corporations have duly authorized execution of this Lease by the appropriate officers of each respective corporation, and that the Board of Directors of each corporation has by appropriate corporate meeting of the Directors approved this Lease. This shall

include verification that the Directors of Transylvania have been duly elected by the shareholders of record, and confirmation of the members of record of Verde River Iron Company, L.L.C. The cost of said title insurance shall be the sole responsibility of the Town.

15. Real Property Taxes. Owner acknowledges that there may be unpaid real property taxes owed to Yavapai County, State of Arizona, on the Property. Therefore, upon written notice from the Town that it intends to immediately proceed with construction of an effluent line to the Property, Owner shall, on or before December 31, 2004, pay all unpaid real property taxes due on the Property (Yavapai County Assessor's Parcel Nos. 400-01-007F, 400-02-004G, 400-05-017D and 400-06-001Y) in full, and provide to the Town a copy of the receipt evidencing payment of said taxes in full. Thereafter, Owner shall pay all real property taxes on the Property when due, and not allow said taxes to become delinquent.

16. Notices. All notices under this Lease shall be deemed to have been given upon deposit thereof, in the United States mail, registered or certified mail, postage pre-paid, addressed to the following:

If to the Town: Town of Clarkdale
P.O. Box 308
Clarkdale, Arizona 86324

If to the Owner: Verde River Iron Company, L.L.C.
PO Box 850
Clarkdale, Arizona 86324

Transylvania International, Inc.
P.O. Box 850
Clarkdale, Arizona 86324

____

or to such other address as either party shall have designated by written notice to the other.

17. Binding Effect of Lease. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

18. Entire Agreement. This Lease constitutes the entire agreement and understanding between the parties, and supersedes all prior agreements and understandings related to this matter. Any amendments to this Lease must be in writing and must be executed by both parties hereto.

19. Attorneys' Fees. In any civil action to enforce the terms of this Lease, the prevailing party shall be entitled to an award of reasonable attorneys' fees, pursuant to A.R.S. 12-341.01.

20. Time Is of the Essence. Time is of the essence in the performance of each covenant of this Lease.

21. Venue. The laws of the State of Arizona shall govern the construction, performance and enforcement of this Lease. Venue for any action arising out of the provisions of this Lease shall be Yavapai County, Arizona.

22. Severability. Should any part, term or provision of this Lease be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

23. Authority. The Town agrees that it shall provide to Owner a certified copy of Resolution of the Town, authorizing the Town to enter into this Lease, as its proof of authority to do so. Owner agrees that it shall provide to the Town a Resolution of its corporate Board of Directors authorizing the Owner to enter into this Lease, as proof of its authority to do so, signed by an officer of the Owner's corporation, having the authority to bind Owner.

IN WITNESS WHEREOF, the parties have executed this Lease Agreement as of the day, ~~month and year~~ first hereinabove written.

TOWN OF CLARKDALE

By:
Its: MAYOR

VERDE RIVER IRON COMPANY, LLC

By: Harry B. Crockett
Its: Managing Member

TRANSYLVANIA INTERNATIONAL, INC.

By:
Its:

STATE OF ARIZONA)
) ss:
County of Yavapai)

The foregoing instrument was acknowledged before me this 25 day of August, 2004, by Doug Von Gausig, on behalf of the Town of Clarkdale.

Allyson Louise Waak
Notary Public

My Commission Expires:

6/30/2008

OFFICIAL SEAL
ALLYSON LOUISE WAAK
Commission #155560
Notary Public State of Arizona
Yavapai County
My Commission Expires June 30, 2008

STATE OF Maine)
) ss:
County of York)

The foregoing instrument was acknowledged before me this 4th day of August, 2004, by Harry B. Crockett, on behalf of Verde River Iron Company, L.L.C.

Leslie Basinger
Notary Public

My Commission Expires:

LESLIE BASINGER
Notary Public, Maine
My Commission Expires June 4, 2005

SEAL

LESLIE BASINGER
Commission Expires June 4, 2005
NOTARY PUBLIC STATE OF ME

STATE OF Arizona)
) ss:
County of Yavapai)

The foregoing instrument was acknowledged before me this 5 day of August, 2004, by Gerald A. Lembas, on behalf of Transylvania International, Inc.

Christine M. Keller
Notary Public

My Commission Expires:
April 25, 2008

OFFICIAL SEAL
CHRISTINE M. KELLER
NOTARY PUBLIC - State of Arizona
YAVAPAI COUNTY
My Comm. Expires April 25, 2008

SEAL

rsp/bt:effluentlease6.24
CLARKDALE(S)

Stantec Consulting Inc.
201 North Bonita Avenue Suite 101
Tucson AZ 85745-2999
Tel: (520) 750-7474 Fax: (520) 750-7470

stantec.com

Stantec

Description of proposed
RESTRICTED ACCESS LANDSCAPE IRRIGATION SITE

DESCRIPTION of a parcel of land located in Sections 18,19 and 20, Township 16 North, Range 3 East, Gila & Salt River Meridian, Yavapai County, Arizona. Said parcel being more fully described as follows:

COMMENCING AT the corner of sections 18 and 20,a found brass cap stamped "Dr. Morgan", from which a 3-inch iron pipe at the North quarter corner of section 20 lies North 87°46'48" East a distance of 2654.19 feet.

Thence along the North line of section 20, North 87°46'48" East, a distance of 299.85 feet to a point being a 10 foot perpendicular to the East line of the Bent River Machine Co.s property as described in Book 3003, Page 95, in the office of the County Recorder, Yavapai County, Arizona

Thence leaving said North line of Section 20 and paralleling 10.00 feet from said Bent River Machine Co.s Easterly property line, South 62°13'10" East, a distance of 878.13 feet;

Thence South 43°57'19" West, a distance of 376.05 feet;

Thence South 64°35'33" West, a distance of 428.45 feet;

Thence South 76°41'22" West, a distance of 367.75 feet;

Thence South 58°43'04" West, a distance of 209.98 feet;

Thence North 65°59'02" West, a distance of 943.02 feet;

Thence North 35°29'03" West, a distance of 350.93 feet;

Thence North 33°28'28" East, a distance of 493.22 feet;

Thence North 19°41'24" East, a distance of 622.41 feet;

Thence North 37°29'43" East, a distance of 460.58 feet;

RECORDERS MEMO: LEGIBILITY QUESTIONABLE FOR GOOD REPRODUCTION

EXHIBIT
A

Stantec

21 October 2004
Reference: CLARKDALE IRRIGATION SITE.

Thence North 55°20'07" East, a distance of 406.96 feet;

Thence North 35°02'17" East, a distance of 158.46 feet to a point on the East line of section 18, as found between the before mentioned corner of sections18 & 20 and the East quarter corner of section 18;

Thence along said East line, South 00°35'29" West, a distance of 1347.79 feet to the **POINT OF BEGINNING**

Said parcel containing an approximate area of 2,348,588 sq.ft. 53.92 acres of land, more or less.

REGISTERED LAND SURVEYOR
CERTIFICATE NO.
38786
NATHAN L.
GARDNER
Date Signed
ARIZONA, U. S. A.

Prepared by Nathan L. Gardner, RLS
Prepared on 20 October 2004
Prepared for and on behalf of Stantec Consulting Inc.
Project Number: 181310655

W:\active\181310655\survey\correspondence\DESCRIPTION OF PROPOSED IRRIGATION SITE.doc


18
17
POINT OF BEGINING
BENT RIVER MACHINE COMPANY.
IRRIGATION SITE
19
20

THIS SKETCH IS FOR EXHIBIT PURPOSES ONLY AND DOES NOT CONSTITUTE A PROPERTY BOUNDARY SURVEY.

October 2004
181310655

Stantec Consulting
201 North Bonita Ave
Tucson AZ U.S.A.
85745-2999
Tel. 520.750.7474
Fax. 520.750.7470
www.stantec.com

Stantec

Client/Project
TOWN OF CLARKDALE
RESTICTED ACCESS
IRRIGATION SITE

Figure No.
1.0

Title
Exhibit

EXHIBIT E

Engineers Estimate

PENDER ENGINEERING

Engineer's Opinion of Probable Conceptual Construction Cost For Broadway Rd. from Fiesta St. to Cement Plant Road Phase I

West Broadway	Quantity	Units	Unit Price	Total
Clearing/Demo	14	AC	$4,000.00	$56,000.00
Temporary Erosion Control	1	ls	$25,000.00	$25,000.00
Excavation	185249	cy	$6.00	$1,111,494.00
Finish grading	40000	sy	$1.50	$60,000.00
AB Shoulder	10000	sy	$9.00	$90,000.00
Paving 4" AC on 8" ABC	21500	sy	$26.00	$559,000.00
CMP	800	lf	$150.00	$120,000.00
Bridge	3400	sf	$300.00	$1,020,000.00
Bank Stabilization	400	lf	$300.00	$120,000.00
Abutments & wings	2	ea	$80,000.00	$160,000.00
Rail crossings	3	ea	$20,000.00	$60,000.00
Signing and Marking	1	ls	$15,000.00	$15,000.00
Construction Survey	1	ls	$45,622.41	$45,622.41
Engineering Testing	1	ls	$33,964.94	$33,964.94
Engineering Certification and As-builts	1	ls	$34,760.81	$34,760.81
	TOTAL			$3,510,842.16

Registered Professional Engineer (Civil)
CERTIFICATE NO. 28621
THOMAS LLOYD PENDER
Date Signed 1-5-09
ARIZONA U.S.A.

exp 12-31-09

PENDER ENGINEERING

Engineers Opinion of probable Conceptual cost for Broadway Road from Fiesta St. to Cement Plant Rd. Phase II widening

West Broadway	Quantity	Units	Unit Price	Total
Temporary Erosion Control	1	ls	$10,000.00	$10,000.00
Pathway	8000	lf	$40.00	$320,000.00
Concrete Curb	16000	lf	$12.00	$192,000.00
Grading	17000	sy	$1.50	$25,500.00
Paving 4" AC on 8" ABC	10000	sy	$26.00	$260,000.00
Bridge widening	1200	sf	$300.00	$360,000.00
Construction Survey	1	ls	$17,362.50	$17,362.50
Engineering Testing	1	ls	$11,575.00	$11,575.00
Engineering Certification and As-builts	1	ls	$11,864.38	$11,864.38
	TOTAL			$1,208,301.88

Registered Professional Engineer (Civil)
CERTIFICATE NO.
28621
THOMAS LLOYD PENDER
1-5-09
Date Signed
ARIZONA U.S.A.

exp 12-31-09